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                                                                    Exhibit 4.23

                            CERTIFICATE OF FORMATION

                                       OF

                               PTA RESOURCES, LLC

          The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

          FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is PTA Resources, LLC.

          SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Executed on March ___, 1999.


                                        ----------------------------------------
                                        Douglas G. Gray, Authorized Person